RESOLUTIONS OF THE BOARD OF
DIRECTORS OF TRANQUILITY, INC.

Present:

Alfred E. Abiouness, Jr.
Robert Fortson, IV
Alfred E. Abiouness, Sr.
Amy Roy-Haeger

Date:

November 5, 2012

The Board of Directors for Tranquility, Inc., a Delaware corporation (the "Corporation") having called a special telephonic meeting under Article III, Section Four of the Corporation's Bylaws (the "Bylaws"), with notice being waived by unanimous vote of those present, hereby consent, pursuant to the Bylaws, and Section 141 of the Delaware General Corporation Law, Title 8, Section 101 et seq. (the "Act") to the following resolutions:

RESOLVED, unanimously, that Alfred E. Abiouness, Jr., as President, is hereby authorized to execute the First Amendment to Assignment of Rights and Title Agreement and First Amendment to Independent Contractor and Financing Agreement between the Corporation and Global Ventures Group, LLC ("Global Ventures").

RESOLVED, unanimously, that Alfred E. Abiouness, Jr., as Chairman of the Board and/or President, is hereby authorized to execute any and all agreements or ancillary documents with Globex Transfer, LLC doing business at 780 Deltona Boulevard, Suite 202 in Deltona, Florida 32725 ("Globex"). It is further resolved that Alfred E. Abiouness, Jr., as President, or Robert Fortson, IV, as Secretary, shall take any and all necessary action in transferring any and all stock register or certificate details from the Corporation's prior transfer agent to Globex, and in preparing and completing any and all documents required of Globex in finalizing the presented Transfer Agent Agreement.

RESOLVED, unanimously, that Robert Fortson, IV is hereby authorized to execute the Certificate of Secretary associated with the Transfer Agent Agreement.

RESOLVED, unanimously, that the professional services agreement with Croskey Lanni, P.C. to serve as internal accountant be approved.

RESOLVED, unanimously, that Amy Roy-Haeger, after Alfred E. Abiouness, Sr., Alfred E. Abiouness, Jr. and Robert Fortson, IV having recused themselves from this particular vote, authorizes Alfred E. Abiouness, Jr., as President, to execute the Revolving Promissory Note and Security Agreement between the Corporation and Global Ventures Group, LLC, a Florida limited liability company, dated September 30, 2012 (which is ratified and reaffirmed as of the date stated therein) and the Confirmation of Advance No. 1 in the amount of $34,996.87 dated October 30, 2012 as being in the best interests of the Corporation.

RESOLVED, unanimously, that the Bylaws adopted by the Corporation's predecessor-in-name, Tranquility, Inc., are hereby ratified and reaffirmed, and the Secretary shall be charged with updating the books and records accordingly.

RESOLVED, unanimously, that the Board of Directors waives any and all perceived conflicts of interest between any "related parties," as that term is interpreted by the United States Securities and Exchange Commission (the "SEC"), and more specifically, Global Ventures, and by executing these resolutions, each director represents and warrants that if a conflict of interest significantly impairs his or her ability to perform his or her duties under the Bylaws of the Corporation or under the Act that it will report his or her inability to perform and will act in good faith in submitting the conflict for vote by the Board of Directors.

RESOLVED that all action taken by this Board of Directors herein and at all times prior hereto, including but not limited to the June 18, 2012 resolutions of this Board of Directors, are authorized, approved, ratified and confirmed in all respects, and that any specific resolutions required for the purpose of carrying out these resolutions are hereby deemed adopted and may be certified as having been adopted by the directors as of the date hereof, and the Secretary of the Corporation shall be directed to insert a copy of these resolutions in the records of the Corporation.

RESOLVED:

/s/ Alfred E. Abiouness, Jr.
ALFRED E. ABIOUNESS, JR.
CHAIRMAN OF THE BOARD

/s/ Robert Fortson, IV
ROBERT FORTSON IV
DIRECTOR

/s/ Alfred E. Abiouness, Sr.
ALFRED E. ABIOUNESS, SR.
DIRECTOR

/s/ Amy Roy-Haeger
AMY ROY-HAEGER
DIRECTOR